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Exhibit 10-48
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EMPLOYMENT AGREEMENT

AGREEMENT is by and between Carnegie International Corporation, with an office and place of business at 11350 McCormick Road, Executive Plaza III, Suite 1001, Hunt Valley, MD 21031 (hereinafter called "Corporation"), acting herein by its President , duly authorized by its Board of Directors, and Arthur Abraham (hereinafter called "Employees"). Corporation desires to employ Employee as of the Corporation under the terms and conditions set forth herein and Employee desires to be so employed.

NOW, THEREFORE, the parties agree as follows:

1. Employment, Corporation agrees to employ Employee and Employee agrees to be
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so employed in the capacity of Vice President, Comptroller.

2. Term. Employment shall be for a term of two years commencing on June 1, 2000
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unless the Employee shall have received written notification from the Board of
Directors of Corporation that this employment agreement will not be renewed at least 90 days prior to its expiration, then this agreement shall be extended, without further formalities, on the same terms and conditions.

3. Board of Directors. Employee shall at all times discharge his duties in
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consultation with and under the supervision of the Corporation's Executive
Officers In the performance of his duties, Employee shall make his principal office in such place as the Corporation's Board of Directors and Employee may from time to time agree.

4. Salary. Corporation shall pay to Employee as compensation for his services
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the sum of $85,000 per year from June 1, 2000 until (to be reviewed in 90 days).
The amount shall be paid in biweekly installments.

5. Bonus. There will be review for discretionary bonus on an annual basis by the
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executive officers of the Corporation.

6. Stock Options. Employee shall have the option of Stock Options at a time when
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the Company's Stock Option Plan is approved by the shareholders and an amount to be determined.

7. Insurance Benefits. The Corporation shall maintain insurance programs,
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including but not limited to, medial and dental insurance expense coverage plans for the benefit of Employee and his family. The Employee shall be offered additional insurance as available by the Company.

8. Expenses.
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     (a) Reimbursement. The Corporation shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this agreement. Employee shall present to the Corporation an itemized account of such expenses in any form required by the Corporation.

     (b) Automobile. The Corporation recognized the Employee's need for an automobile for business purposes. It, therefore, shall provide or reimburse Employee's cost for a leased automobile, including all related maintenance, repairs, insurance, and other costs. The automobile shall be of a value approved by the CEO. This will be effective no later than August 1, 2000.

9. Termination. This agreement may be terminated for the following reasons:
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     (a) For Cause: Corporation may terminate this agreement for cause because of Employee's gross and intentional failure to perform the duties of

     (b) Disability: Employer shall have the right to terminate this agreement on 30 days notice to Employee if, because of mental or physical disability Employee shall be determined by competent medical authority to be incapable for a period of 90 days from fully performing any or all of his obligations of his position within the Corporation. In this event Corporations obligations under this agreement shall terminate 52 weeks after the determination of such disability.

     (c) Convenience of the Corporation: In the event Employee's employment is terminated by the Corporation for reasons of convenience to the Corporation and not due to any cause as provided above, the Corporation agrees to provide to Employee written notice 90 days prior to the effective date of termination plus one years salary to the balance of salary due under the terms of this agreement.

10. Indemnity. Corporation shall indemnify Employee and hold him harmless for
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all acts or decisions made by him in good faith while performing services for the Corporation. Corporation shall use its best efforts to obtain insurance coverage for him covering his acts or decisions during the term of his employment against lawsuits. Corporation shall pay all expenses including attorneys fees actually and necessarily incurred by Employee in connection with the defense of such act or decision in any suit or proceeding and in connection with any related appeal including the cost of settlement.
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11. Notices. All notices required or permitted to be given under this agreement
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shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

If to Corporation:
                           Carnegie International Corporation
                           11350 McCormick Road
                           Executive Plaza III, Suite 1001
                           Hunt Valley, MD 21031


If to Employee:            903 Hammond Ct.
                           Bel Air, MD  21014

Governing Law. This agreement shall be construed and enforced in accordance with
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the laws of the State of Maryland.

13. Entire Contract. This agreement constitutes the entire understanding and
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agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions, or representatives, oral or written, express or implied, with regard thereto. This agreement may be amended only in writing, signed by both parties.

14. Headings. Headings in this agreement are for convenience only and shall not
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be used to interpret or construe its provisions.

Binding Effect. The provisions of this agreement shall be binding upon and inure
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to the benefit of both parties and their respective successors and assigns.

This Agreement may be subject to change in structure, but not in values stated.

In Witness Whereof, Corporation has by its appropriate officers, signed and affixed its seal and Employee has signed and sealed this agreement. CORPORATION
Carnegie International Corporation
ATTEST


/s/                                   BY:    /s/
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E. David Gable                        Lowell Farkas   President  DULY AUTHORIZED

WITNESS                               EMPLOYEE


                                      BY:     /s/
                                                 -------------------------------
                                                        Arthur Abraham